Exhibit 99.1

Boot Barn Holdings, Inc. Appoints John Hazen as Chief Executive Officer

IRVINE, California – May 5, 2025 – Boot Barn Holdings, Inc. (NYSE: BOOT) (the “Company” or “Boot Barn”) today announced that its Board of Directors has appointed John Hazen as Chief Executive Officer (“CEO”), effective May 5, 2025. Mr. Hazen had been serving as the Company’s Interim Chief Executive Officer since November 2024.

Peter Starrett, Executive Chairman of Boot Barn, said, “After a comprehensive search process, the Board unanimously concluded that John is the right leader to drive Boot Barn forward. We believe that his deep industry knowledge, proven track record in digital transformation, and clear vision for the future make him exceptionally qualified for this role. John has already demonstrated strong leadership during his tenure as Interim CEO, and we are confident in his ability to execute our strategic plans and deliver long-term growth."

Mr. Hazen stated, "I am honored and excited to lead Boot Barn as we continue to build on our strong foundation and focus on consistent, long-term growth. Having worked closely with our talented team during the last seven years, and more recently as Interim CEO, I am more confident than ever in our strategic direction and our ability to deliver exceptional value to our customers and stockholders. We will remain focused on our four strategic growth initiatives and delivering the selection and shopping experience our customers count on."

Mr. Hazen brings over 20 years of experience in the apparel and footwear industry to the role. Prior to joining Boot Barn in 2018 as Chief Digital Officer, he served as SVP of Commerce and Subscriptions of Ring from 2017 to 2018 and SVP of Direct to Consumer of True Religion from 2014 to 2017, where he oversaw both brick-and-mortar and digital channels. His extensive career also includes leadership positions at Kellwood, Nike, and Fox Racing. Mr. Hazen holds a Bachelor of Commerce degree in management information systems from Concordia University in Montreal, Quebec and a master's degree in business administration from Loyola Marymount University in Los Angeles, California.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. As of the date of this release, Boot Barn operates 464 stores in 49 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer and www.countryoutfitter.com, an e-commerce site selling to customers who live a country lifestyle. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to the Company’s current expectations and projections relating to, by way of example and without limitation, the Company’s financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan“, “intend”, “believe”, “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Investor Contact:
ICR, Inc.

Brendon Frey, 203-682-8216

BootBarnIR@icrinc.com

or

Company Contact:
Boot Barn Holdings, Inc.

Mark Dedovesh, 949-453-4489

Senior Vice President, Investor Relations & Financial Planning

BootBarnIRMedia@bootbarn.com